EXHIBIT 23.1




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 and S-8) of our report dated August 21, 1998, with respect to the financial statements of Cypros Pharmaceutical Corporation included in the Annual Report (Form 10-K) for the year ended July 31,
1998.



ERNST & YOUNG LLP


San Diego, California
October 26, 1998